IDEXX Laboratories Announces Second Quarter Results

WESTBROOK, Maine, Aug. 1, 2018 /PRNewswire/ --

  Reports revenue growth of 14% on a reported basis and 12% on an organic basis, driven by CAG Diagnostics recurring revenue growth of 15% reported and 13% organic
  Achieves 3,241 premium instrument placements, representing 21% year-over-year growth
  Delivers EPS of $1.23, a 29% increase year-over-year on a reported basis or 33% on a comparable constant currency basis
  Adjusts 2018 revenue guidance to $2,205 million – $2,230 million, reflecting reported growth of 12% - 13.5%; increases organic revenue growth outlook to 11.5% - 12.5%; offset by impacts related to strengthening of the U.S. dollar
  Increases 2018 EPS outlook range to $4.10 - $4.20, $0.02 above the midpoint of prior guidance, as benefits from operating performance and from a lower projected effective tax rate are partially offset by negative impact of updated foreign exchange assumptions

IDEXX Laboratories, Inc. (NASDAQ: IDXX), a global leader in veterinary diagnostics, veterinary practice software and water microbiology testing, reports revenues for the second quarter of 2018 of $581 million, an increase of 14% compared to the prior year period on a reported basis and 12% on an organic basis. Second quarter results were driven by robust global gains in Companion Animal Group ("CAG") Diagnostics recurring revenue, including strong, double-digit organic revenue growth in IDEXX VetLab® consumables and reference laboratory diagnostic and consulting services. Supporting the results were 3,241 placements of premium instruments, an unprecedented second quarter number, representing 21% year-over-year growth. Earnings per diluted share ("EPS") was $1.23 for the second quarter, representing 29% growth year-over-year on a reported basis and 33% on a comparable constant currency basis.

"The collaboration between our field-based professionals and the veterinary clinicians and practice managers they serve is driving an increased standard of pet care, and an acceleration in growth of diagnostic products and services in our customer base. Our diagnostic innovations that uncover hidden disease in our pets, and uncover it earlier, are appreciated by veterinary staff and pet owners alike," said Jonathan Ayers, the Company's Chairman and Chief Executive Officer. "Even with the successes we have achieved to date and our double-digit organic revenue growth in the second quarter, we believe we have only set a foundation for strong growth in our unique diagnostic and software technologies worldwide for years to come."

"We intend to build on our growth momentum with augmented investment in our CAG global field direct presence in the second half of the year, with a 13% expansion in our U.S.-based field resources and a 15% increase internationally. The international investments are focused on certain markets with the highest incremental revenue and profit opportunity. We are able to make these incremental growth investments, while delivering 2018 profit performance at the high end of our long-term goals, as a result of the success of investments made in the last eighteen months and their impact on profitable organic revenue growth."

Second Quarter Performance Highlights

Companion Animal Group

CAG generated 15% reported and 13% organic revenue growth for the second quarter, supported by equivalent levels of growth in CAG Diagnostics recurring revenue growth. Veterinary software, services and diagnostic imaging systems revenues grew 11% on a reported basis and 9% on an organic basis.

  IDEXX VetLab consumables generated reported revenue growth of 20% and organic revenue growth of 18%, driven by an expanding premium instrument base in U.S. and international markets, increasing test utilization, moderate price gains and continued strong customer retention. IDEXX VetLab premium diagnostic instrument placements were 3,241, including 1,651 Catalyst® instruments, 874 premium hematology instruments and 716 IDEXX SediVue® Dx analyzers. Growth in high economic value placements continued, as evidenced by the placement of 784 Catalysts globally in competitive or greenfield accounts, up 14% compared to strong prior year levels, including 346 placements in North America.
  Reference laboratory diagnostic and consulting services revenue grew 15% on a reported basis and 13% on an organic basis, reflecting very strong growth in the U.S. and record levels of customer retention. Internationally, reference laboratory organic revenue growth was high single-digit, supported by higher gains in Europe.
  Rapid assay products had reported revenue growth of 5% and organic revenue growth of 4%, supported by solid gains in the U.S. and Europe, driven by continued expansion of SNAP® 4Dx® Plus Tests, specialty and next generation products.

Livestock, Poultry and Dairy ("LPD")

LPD revenue increased 4% on a reported basis and was flat on an organic basis for the second quarter, supported by growth in recurring livestock diagnostic testing revenue in the U.S., Europe and Latin America, offset by lower revenue in Asia related to continuing soft end-market conditions, including the impact of low milk prices.

Water

Water revenue increased 11% on a reported basis and 9% on an organic basis in the second quarter, driven by high single-digit growth in the U.S., augmented by strong gains in Asia and Latin America.

Gross Profit and Operating Profit

Gross profits increased 14%, and gross margin was 57.2%, 30 basis points lower than in the prior year period. On a constant currency basis, gross margin was 35 basis points lower than in the prior year period, driven by reclassification of selected operating expenses to cost of revenue in the reference laboratory diagnostic and consulting services business, higher investments in lab information systems and employee benefits, as well as mix impacts from higher instrument revenue growth, which offset benefits from solid net price gains and ongoing productivity improvements.

Operating margin was 25.1% in the second quarter compared to 24.1% in the prior year period. On a constant currency basis, operating margin improved 110 basis points, supported by operating expense leverage. Operating expenses increased 10% on a reported basis and 7.5% on a constant currency basis in the second quarter compared to the prior year period, driven by growth in sales and marketing and R&D investments, partially offset by the reclassification referred to above.

2018 Financial Outlook

The Company is adjusting its 2018 revenue outlook to $2,205 million - $2,230 million, a reduction of $7.5 million at the midpoint compared to prior guidance, incorporating a negative impact of $20 million - $25 million related to updated foreign exchange assumptions. We expect this impact to be partially offset by operational upside reflected in a raised organic revenue growth outlook of 11.5% - 12.5%. At the foreign exchange rates assumptions noted below compared to rates in effect in 2017, we estimate that the weaker U.S. dollar will benefit full-year 2018 reported revenue growth by approximately 0.5% - 1%, and EPS by an estimated $0.01 per share, including an immaterial impact from projected net hedge gains and losses in 2018.

The Company is increasing its 2018 EPS outlook to $4.10 - $4.20 per share, reflecting an incremental $0.02 per share at the midpoint of the earlier guidance range. This higher outlook is supported by a projected $0.07 of incremental operating benefit reflecting strong revenue trends and higher expectations for annual operating margin improvement, while covering incremental investments in the global CAG business, enabling information technology and R&D. Full-year operating margin is now expected to improve 90 - 130 basis points on a reported and constant currency basis, compared to the prior year period. This operating upside, as well as an additional $0.02 per share related to a lower effective tax rate, including raised projections for 2018 share-based compensation tax benefits, are expected to exceed a projected $0.07 negative impact related to updated foreign exchange rate assumptions.

The guidance for 2018 reflects the assumption that for the remainder of 2018, the value of foreign currencies in U.S. dollars will remain at the following rates:

  the euro at $1.14;
  the British pound at $1.28;
  the Canadian dollar at $0.74; and
  the Australian dollar at $0.72;

and relative to the U.S. dollar:

  the Japanese yen at ¥115;
  the Chinese renminbi at RMB 6.90; and
  the Brazilian real at R$3.95.

We are providing the following updated guidance for 2018:

Amounts in millions except per share data and percentages

	Guidance Range	Growth Definition	Year-over-year Growth

Revenue	$2,205 - $2,230	Reported	12% - 13.5%
		Organic Revenue Growth	11.5% - 12.5%

EPS	$4.10 - $4.20	Reported	39% - 43%
		Comparable Constant Currency	32% - 36%

Operating Cash Flow		~110% - 115% of net income

Free Cash Flow		~70% - 75% of net income

Capital Expenditures		~$140 million

We expect an effective tax rate of 19.0% - 20.0%, after a projected reduction of approximately 400 basis points related to share-based compensation tax benefits. We are projecting a reduction in weighted average shares outstanding of approximately 1.0%, and net interest expense of approximately $35 million reflecting current and projected borrowings.

For a quick-reference snapshot of our quarterly performance, please visit www.idexx.com/investors.

Conference Call and Webcast Information

IDEXX Laboratories, Inc. will be hosting a conference call today at 8:30 a.m. (Eastern) to discuss its second quarter results and management's outlook. To participate in the conference call, please dial 1-888-276-0006 or 1-612-332-0107 and reference confirmation code 451461. Replay of the conference call will be available through Wednesday, August 8, 2018 by dialing 1-800-475-6701 or 1-320-365-3844 and referencing replay code 451461. Individuals can access a live webcast of the conference call through a link on the IDEXX website, www.idexx.com/investors. An archived edition of the webcast will be available after 1:00 p.m. (Eastern) on that day via the same link and will remain available for one year.

About IDEXX Laboratories, Inc.

IDEXX Laboratories, Inc. is a member of the S&P 500® Index and is a leader in pet healthcare innovation, serving practicing veterinarians around the world with a broad range of diagnostic and information technology-based products and services. IDEXX products enhance the ability of veterinarians to provide advanced medical care, improve staff efficiency and build more economically successful practices. IDEXX is also a worldwide leader in providing diagnostic tests and information for livestock and poultry and tests for the quality and safety of water and milk. Headquartered in Maine, IDEXX Laboratories employs more than 8,000 people and offers products to customers in over 175 countries. For more information about IDEXX, visit: www.idexx.com.

Note Regarding Forward-Looking Statements

This earnings release contains statements about the Company's business prospects and estimates of the Company's financial results for future periods that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are included above under "2018 Financial Outlook" and elsewhere and can be identified by the use of words such as "expects," "may," "anticipates," "intends," "would," "will," "plans," "believes," "estimates," "projected," "should," and similar words and expressions. Our forward-looking statements include statements relating to revenue growth and EPS outlooks; operating and free cash flow forecast; projected impacts of U.S. Tax Reform; projected operating expense investments, including with respect to global commercial presence, IT and R&D; projected impact of foreign currency exchange rates; and projected operating margins and expenses, capital expenditures, gains or losses from foreign currency hedges, tax and EPS benefits from share-based compensation arrangements, effective tax rates, weighted average shares outstanding and interest expense. These statements are based on management's expectation of future events as of the date of this earnings release. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. A description of the risks and uncertainties that could cause results to differ materially from those described in the forward-looking statements can be found in the Company's 2017 Annual Report on Form 10-K, the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 and the Company's other filings with the U.S. Securities and Exchange Commission available at www.sec.gov.

Statement Regarding Non-GAAP Financial Measures

The following defines terms and conventions and provides reconciliations regarding certain measures used in this earnings release and/or the accompanying earnings conference call that are not required by, or presented in accordance with, generally accepted accounting principles in the United States of America ("GAAP"), otherwise referred to as non-GAAP financial measures. To supplement the Company's consolidated results presented in accordance with GAAP, the Company has disclosed non-GAAP financial measures that exclude or adjust certain items. Management believes these non-GAAP financial measures provide useful supplemental information for its and investors' evaluation of the Company's business performance and liquidity and are useful for period-over-period comparisons of the performance of the Company's business and its liquidity and to the performance and liquidity of our peers. While management believes that these non-GAAP financial measures are useful in evaluating the Company's business, this information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures reported by other companies.

Constant currency - Constant currency references are non-GAAP financial measures which exclude the impact of changes in foreign currency exchange rates and are consistent with how management evaluates our performance and comparisons with prior and future periods. We estimated the net impacts of currency on our revenue, gross profit, operating profit, and EPS results by restating results to the average exchange rates or exchange rate assumptions for the comparative period, which includes adjusting for the estimated impacts of foreign currency hedging transactions and certain impacts on our effective tax rates. These estimated currency changes impacted second quarter 2018 results as follows: increased revenue growth by 2%, increased gross profit growth by 2%, had an immaterial impact on gross profit margin growth, increased operating profit growth by 2%, increased operating expense growth by 2.5%, had an immaterial impact on operating profit margin growth, and increased EPS growth by 2%. Estimated currency changes are expected to increase projected full-year 2018 revenue growth by approximately 0.5%-1%, increase projected full-year 2018 CAG Diagnostics recurring revenue growth by approximately 0.5%-1%, decrease projected third quarter 2018 revenue growth by approximately 2%, reduce projected third-quarter operating margin growth by approximately 10 bps, and have an immaterial impact on full-year 2018 operating profit margin growth and projected full-year 2018 EPS growth. Constant currency revenue growth represents the percentage change in revenue during the applicable period, as compared to the prior year period, excluding the impact of changes in foreign currency exchange rates. See the supplementary analysis of results below for revenue percentage change from currency for the three and six months ended June 30, 2018.

Growth and organic revenue growth - All references to growth and organic growth refer to growth compared to the equivalent prior year period unless specifically noted. Organic revenue growth is a non-GAAP financial measure that excludes the impact of changes in foreign currency exchange rates and revenue from business acquisitions. See the supplementary analysis of results below for a reconciliation of reported revenue growth to organic revenue growth for the three and six months ended June 30, 2018. See the constant currency note above for the impacts of estimated currency changes to the projected full-year and third quarter 2018 organic revenue growth for the Company. The percentage change in revenue resulting from acquisitions represents incremental revenues attributable to business acquisitions that have occurred since the beginning of the prior year period. Effective January 1, 2018, we exclude only acquisitions that are considered to be a business (consistent with ASU 2017-01, "Business Combinations: (Topic 850) Clarifying the Definition of a Business") from organic revenue growth. For more detail on what acquisitions we consider to be a business in computing organic growth, please see Management's Discussion and Analysis of Financial Conditions and Results of Operations, Non-GAAP Financial Measures, contained in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2018. For the calculation of projected full-year and third quarter 2018 organic revenue growth and projected full-year 2018 CAG Diagnostics recurring revenue growth, the impacts of revenue from acquisitions is immaterial. Both reported and organic revenue growth include revenue attributable to the adoption of ASU 2014-09, Revenue from Contracts with Customers (the "New Revenue Standard") of $15 million for the second quarter of 2018. For more detail on revenue attributable to the adoption of the New Revenue Standard, please see Management's Discussion and Analysis of Financial Conditions and Results of Operations contained in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2018.

Comparable constant currency EPS growth - Comparable constant currency EPS growth is a non-GAAP financial measure that excludes the tax effects of share-based compensation activity under ASU 2016-09, a one-time negative impact related to the 2017 Tax Cuts and Jobs Act ("U.S. Tax Reform"), and a discrete tax benefit related to the expected utilization of foreign tax credits. Management believes comparable constant currency EPS growth is a more useful way to measure the Company's business performance than EPS growth because it enables better period-over-period comparisons of the fundamental financial results by excluding items that vary independent of performance and provides greater transparency to investors regarding a key metric used by management. Share-based compensation activity increased second quarter 2018 EPS by $0.05 compared to $0.08 in the second quarter of 2017, and is expected to increase projected EPS by approximately $0.20 for the full-year 2018 compared to $0.30 for full-year 2017. A one-time negative impact related to the enactment of the U.S. Tax Reform for the fourth quarter of 2017, due to the deemed repatriation of the Company's foreign profits, net of the remeasurement of deferred taxes at the lower enacted corporate tax rate, reduced full-year 2017 EPS by $0.34. A discrete tax benefit related to the expected utilization of foreign tax credits in 2017 increased full-year 2017 EPS by $0.04. These impacts and those described in the constant currency note above reconcile reported EPS growth to comparable constant currency EPS growth for the Company.

Free cash flow - Free cash flow is a non-GAAP financial measure and means, with respect to a measurement period, the cash generated from operations during that period reduced by the Company's investments in property and equipment. Management believes free cash flow is a useful measure because it indicates the cash the operations of the business are generating after appropriate reinvestment for recurring investments in property and equipment that are required to operate the business. See the supplementary analysis of results below for our calculation of free cash flow for the six months ended June 30, 2018 and 2017. To estimate projected 2018 free cash flow, we have deducted projected purchases of property and equipment (also referred to as capital expenditures) of approximately $140 million.

Debt to Adjusted EBITDA (Leverage Ratios) - Adjusted EBITDA, gross debt, and net debt are non-GAAP financial measures. Adjusted EBITDA is a non-GAAP financial measure of earnings before interest, taxes, depreciation, amortization and share-based compensation. Management believes that using Adjusted EBITDA, gross debt and net debt in the Adjusted EBITDA ratio is a useful and recognized measure for evaluating financial leverage. For further information on how Adjusted EBITDA, gross debt, net debt and the Debt to Adjusted EBITDA Ratio are calculated, see the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2018.

IDEXX Laboratories, Inc. and Subsidiaries
Condensed Consolidated Statement of Operations
Amounts in thousands except per share data (Unaudited)
		Three Months Ended		Six Months Ended
		June 30,	June 30,	June 30,	June 30,
		2018	2017	2018	2017
Revenue:	Revenue	$580,752	$508,940	$1,118,408	$970,961
Expenses and Income:	Cost of revenue	248,313	216,225	482,870	420,055
	Gross profit	332,439	292,715	635,538	550,906
	Sales and marketing	96,255	87,693	196,356	174,937
	General and administrative	61,080	55,460	122,011	108,374
	Research and development	29,510	26,998	58,533	52,788
	Income from operations	145,594	122,564	258,638	214,807
	Interest expense, net	(8,285)	(7,979)	(16,980)	(15,485)
	Income before provision for income taxes	137,309	114,585	241,658	199,322
	Provision for income taxes	28,629	29,178	43,502	44,857
Net Income:	Net income	108,680	85,407	198,156	154,465
	Less: Noncontrolling interest in subsidiary's earnings	(11)	50	14	89
	Net income attributable to stockholders	$108,691	$85,357	$198,142	$154,376
	Earnings per share: Basic	$1.25	$0.97	$2.27	$1.75
	Earnings per share: Diluted	$1.23	$0.95	$2.23	$1.72
	Shares outstanding: Basic	87,004	88,004	87,166	88,060
	Shares outstanding: Diluted	88,596	89,878	88,786	89,962

IDEXX Laboratories, Inc. and Subsidiaries
Selected Operating Information(Unaudited)
		Three Months Ended		Six Months Ended
		June 30,	June 30,	June 30,	June 30,
		2018	2017	2018	2017
Operating Ratios	Gross profit	57.2%	57.5%	56.8%	56.7%
(as a percentage of revenue):	Sales, marketing, general and administrative expense	27.1%	28.1%	28.5%	29.2%
	Research and development expense	5.1%	5.3%	5.2%	5.4%
	Income from operations [1]	25.1%	24.1%	23.1%	22.1%

[1] Amounts presented may not recalculate due to rounding.

IDEXX Laboratories, Inc. and Subsidiaries
Segment Information
Amounts in thousands (Unaudited)

		Three Months Ended		Three Months Ended
		June 30,	Percent of	June 30,	Percent of
		2018	Revenue	2017	Revenue
Revenue:	CAG	$507,487		$439,948
	Water	32,658		29,424
	LPD	34,998		33,553
	Other	5,609		6,015
	Total	$580,752		$508,940

Gross Profit:	CAG	$285,910	56.3%	$250,086	56.8%
	Water	23,079	70.7%	20,652	70.2%
	LPD	20,687	59.1%	19,682	58.7%
	Other	2,613	46.6%	2,503	41.6%
	Unallocated Amounts	150	N/A	(208)	N/A
	Total	$332,439	57.2%	$292,715	57.5%

Income from Operations:	CAG	$129,796	25.6%	$108,731	24.7%
	Water	15,122	46.3%	13,653	46.4%
	LPD	6,471	18.5%	5,176	15.4%
	Other	1,130	20.1%	768	12.8%
	Unallocated Amounts	(6,925)	N/A	(5,764)	N/A
	Total	$145,594	25.1%	$122,564	24.1%

		Six Months Ended		Six Months Ended
		June 30,	Percent of	June 30,	Percent of
		2018	Revenue	2017	Revenue
Revenue:	CAG	$978,320		$843,175
	Water	61,801		54,501
	LPD	67,238		62,870
	Other	11,049		10,415
	Total	$1,118,408		$970,961

Gross Profit:	CAG	$547,843	56.0%	$471,156	55.9%
	Water	43,441	70.3%	38,127	70.0%
	LPD	38,334	57.0%	36,527	58.1%
	Other	4,687	42.4%	4,614	44.3%
	Unallocated Amounts	1,233	N/A	482	N/A
	Total	$635,538	56.8%	$550,906	56.7%

Income from Operations:	CAG	$230,194	23.5%	$188,586	22.4%
	Water	27,584	44.6%	23,916	43.9%
	LPD	9,432	14.0%	8,978	14.3%
	Other	1,628	14.7%	1,161	11.1%
	Unallocated Amounts	(10,200)	N/A	(7,834)	N/A
	Total	$258,638	23.1%	$214,807	22.1%

IDEXX Laboratories, Inc. and Subsidiaries
Revenues and Revenue Growth Analysis by Domestic and International Markets and by Product and Service Categories
Amounts in thousands (Unaudited)
	Three Months Ended
				Reported	Percentage	Percentage	Organic
	June 30,	June 30,	Dollar	Revenue	Change from	Change from	Revenue
Net Revenue	2018	2017	Change	Growth [1]	Currency	Acquisitions	Growth [1]
CAG	$507,487	$439,948	$67,539	15.4%	1.8%	0.1%	13.4%
United States	334,865	295,829	39,036	13.2%	—	0.1%	13.1%
International	172,622	144,119	28,503	19.8%	5.6%	—	14.1%
Water	32,658	29,424	3,234	11.0%	2.0%	—	9.0%
United States	15,740	14,366	1,374	9.6%	—	—	9.6%
International	16,918	15,058	1,860	12.3%	3.8%	—	8.5%
LPD	34,998	33,553	1,445	4.3%	4.0%	—	0.3%
United States	3,681	3,433	248	7.3%	—	—	7.3%
International	31,317	30,120	1,197	4.0%	4.5%	—	(0.5%)
Other	5,609	6,015	(406)	(6.7%)	0.4%	—	(7.2%)
Total Company	$580,752	$508,940	$71,812	14.1%	2.0%	0.1%	12.1%
United States	356,736	315,695	41,041	13.0%	—	0.1%	12.9%
International	224,016	193,245	30,771	15.9%	5.2%	—	10.7%

	Three Months Ended
				Reported	Percentage	Percentage	Organic
	June 30,	June 30,	Dollar	Revenue	Change from	Change from	Revenue
Net CAG Revenue	2018	2017	Change	Growth [1]	Currency	Acquisitions	Growth [1]
CAG Diagnostics recurring revenue:	$437,666	$380,319	$57,347	15.1%	1.9%	—	13.2%
IDEXX VetLab consumables	158,620	132,094	26,526	20.1%	2.2%	—	17.8%
Rapid assay products	63,362	60,266	3,096	5.1%	0.8%	—	4.3%
Reference laboratory diagnostic and consulting services	197,268	171,298	25,970	15.2%	2.0%	—	13.1%
CAG Diagnostics services and accessories	18,416	16,661	1,755	10.5%	1.9%	—	8.6%
CAG Diagnostics capital – instruments	34,544	27,716	6,828	24.6%	2.8%	—	21.8%
Veterinary software, services and diagnostic imaging systems	35,277	31,913	3,364	10.5%	0.5%	1.0%	9.0%
Net CAG revenue	$507,487	$439,948	$67,539	15.4%	1.8%	0.1%	13.4%

[1]See Statements Regarding Non-GAAP Financial Measures, above. Amounts presented may not recalculate due to rounding.

IDEXX Laboratories, Inc. and Subsidiaries
Revenues and Revenue Growth Analysis by Domestic and International Markets and by Product and Service Categories
Amounts in thousands (Unaudited)
	Six Months Ended
				Reported	Percentage	Percentage	Organic
	June 30,	June 30,	Dollar	Revenue	Change from	Change from	Revenue
Net Revenue	2018	2017	Change	Growth [1]	Currency	Acquisitions	Growth [1]
CAG	$978,320	$843,175	$135,145	16.0%	2.7%	0.1%	13.3%
United States	643,151	566,317	76,834	13.6%	—	0.1%	13.5%
International	335,169	276,858	58,311	21.1%	8.2%	—	12.9%
Water	61,801	54,501	7,300	13.4%	3.1%	—	10.3%
United States	29,661	27,385	2,276	8.3%	—	—	8.3%
International	32,140	27,116	5,024	18.5%	6.3%	—	12.3%
LPD	67,238	62,870	4,368	6.9%	5.9%	—	1.1%
United States	6,994	6,917	77	1.1%	—	—	1.1%
International	60,244	55,953	4,291	7.7%	6.6%	—	1.1%
Other	11,049	10,415	634	6.1%	0.8%	—	5.3%
Total Company	$1,118,408	$970,961	$147,447	15.2%	2.9%	0.1%	12.2%
United States	684,197	604,308	79,889	13.2%	—	0.1%	13.1%
International	434,211	366,653	67,558	18.4%	7.7%	—	10.8%

	Six Months Ended
				Reported	Percentage	Percentage	Organic
	June 30,	June 30,	Dollar	Revenue	Change from	Change from	Revenue
Net CAG Revenue	2018	2017	Change	Growth [1]	Currency	Acquisitions	Growth [1]
CAG Diagnostics recurring revenue:	$843,714	$726,999	$116,715	16.1%	2.8%	—	13.3%
IDEXX VetLab consumables	308,133	255,647	52,486	20.5%	3.2%	—	17.3%
Rapid assay products	115,379	108,161	7,218	6.7%	1.3%	—	5.4%
Reference laboratory diagnostic and consulting services	384,205	330,367	53,838	16.3%	2.9%	—	13.4%
CAG Diagnostics services and accessories	35,997	32,824	3,173	9.7%	3.0%	—	6.6%
CAG Diagnostics capital – instruments	65,439	53,899	11,540	21.4%	4.5%	—	16.9%
Veterinary software, services and diagnostic imaging systems	69,167	62,277	6,890	11.1%	0.6%	1.0%	9.5%
Net CAG revenue	$978,320	$843,175	$135,145	16.0%	2.7%	0.1%	13.3%

[1]See Statements Regarding Non-GAAP Financial Measures, above. Amounts presented may not recalculate due to rounding.

IDEXX Laboratories, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet
Amounts in thousands (Unaudited)
		June 30,	December 31,
		2018	2017
Assets:	Current Assets:
	Cash and cash equivalents	$174,559	$187,675
	Marketable securities	—	284,255
	Accounts receivable, net	265,012	234,597
	Inventories	176,487	164,318
	Other current assets	123,774	101,140
	Total current assets	739,832	971,985
	Property and equipment, net	394,021	379,096
	Other long-term assets, net	386,832	362,335
	Total assets	$1,520,685	$1,713,416
Liabilities and Stockholders'
Equity (Deficit):	Current Liabilities:
	Accounts payable	$68,015	$66,968
	Accrued liabilities	228,380	253,418
	Line of credit	437,000	655,000
	Deferred revenue	40,921	29,181
	Total current liabilities	774,316	1,004,567
	Long-term debt	603,130	606,075
	Other long-term liabilities, net	184,088	156,616
	Total long-term liabilities	787,218	762,691
	Total stockholders' deficit	(41,127)	(54,106)
	Noncontrolling interest	278	264
	Total stockholders' deficit	(40,849)	(53,842)
	Total liabilities and stockholders' deficit	$1,520,685	$1,713,416

IDEXX Laboratories, Inc. and Subsidiaries
Select Balance Sheet Information (Unaudited)
		June 30,	March 31,	December 31,	September 30,	June 30,
		2018	2018	2017	2017	2017
Selected Balance Sheet Information:	Days sales outstanding[1]	41.2	42.0	41.7	43.4	41.7
	Inventory turns[2]	2.2	2.0	2.2	1.9	2.0

[1]Days sales outstanding represents the average of the accounts receivable balances at the beginning and end of each quarter divided by revenue for that quarter, the result of which is then multiplied by 91.25 days.

[2]Inventory turns represent inventory-related cost of product sales for the twelve months preceding each quarter-end divided by the inventory balance at the end of the quarter.

IDEXX Laboratories, Inc. and Subsidiaries
Condensed Consolidated Statement of Cash Flows
Amounts in thousands (Unaudited)
		Six Months Ended
		June 30,	June 30,
		2018	2017
Operating:	Cash Flows from Operating Activities:
	Net income	$198,156	$154,465
	Non-cash charges	64,299	56,357
	Changes in assets and liabilities	(108,727)	(69,356)
	Net cash provided by operating activities	153,728	141,466
Investing:	Cash Flows from Investing Activities:
	Purchases of property and equipment	(51,377)	(38,566)
	Purchase of marketable securities	(87)	(175,522)
	Proceeds from the sale and maturities of marketable securities	284,125	155,903
	Acquisitions of businesses, net of cash acquired	—	(14,529)
	Net cash provided (used) by investing activities	232,661	(72,714)
Financing:	Cash Flows from Financing Activities:
	(Repayments) borrowings on revolving credit facilities, net	(218,000)	93,000
	Payment of acquisition-related contingent considerations	(1,000)	—
	Repurchases of common stock	(189,884)	(170,798)
	Proceeds from exercises of stock options and employee stock purchase plans	21,905	23,170
	Shares withheld for statutory tax withholding on restricted stock	(8,720)	(7,459)
	Net cash used by financing activities	(395,699)	(62,087)
	Net effect of changes in exchange rates on cash	(3,806)	4,409
	Net (decrease) increase in cash and cash equivalents	(13,116)	11,074
	Cash and cash equivalents, beginning of period	187,675	154,901
	Cash and cash equivalents, end of period	$174,559	$165,975

IDEXX Laboratories, Inc. and Subsidiaries
Free Cash Flow
Amounts in thousands except per share data (Unaudited)
		Six Months Ended
		June 30,	June 30,
		2018	2017
Free Cash Flow:	Net cash provided by operating activities	$153,728	$141,466
	Investing cash flows attributable to purchases of property and equipment	(51,377)	(38,566)
	Free cash flow[1]	$102,351	$102,900

[1]See Statements Regarding Non-GAAP Financial Measures, above.

IDEXX Laboratories, Inc. and Subsidiaries
Common Stock Repurchases
Amounts in thousands except per share data (Unaudited)
	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2018	2017	2018	2017
Shares repurchased in the open market	517	696	982	1,086
Shares acquired through employee surrender for statutory tax withholding	1	1	49	53
Total shares repurchased	518	697	1,031	1,139

Cost of shares repurchased in the open market	$105,774	$114,163	$191,962	$164,907
Cost of shares for employee surrenders	165	156	8,720	7,459
Total cost of shares	$105,939	$114,319	$200,682	$172,366

Average cost per share – open market repurchases	$204.69	$163.96	$195.47	$151.81
Average cost per share – employee surrenders	$215.36	$168.25	$179.41	$141.56
Average cost per share – total	$204.71	$163.97	$194.71	$151.34

Contact: Kerry Bennett, Investor Relations, 1-207-556-8155